Exhibit 99.1
Financial News Release

Contact Information:	Steven Moore
Pixelworks, Inc.
408-200-9221
smoore@pixelworks.com
Pixelworks Reports Second Quarter 2008 Financial Results
8 Percentage Point Increase in Gross Profit and 40% Decrease in
Operating Expenses Year over Year Drive $2.8 Million Cash from
Operations
Tualatin, Ore., July 24, 2008 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the second quarter ended June 30, 2008.
     Second quarter 2008 revenue was $20.8 million, at the high end of management guidance. Revenue for the second quarter declined 13% sequentially from $24.0 million in the first quarter of 2008 and was down 23% from $26.9 million in the second quarter of 2007.
     Second quarter 2008 GAAP gross profit margin was 50.5 percent, up from 48.7 percent in the first quarter of 2008 and up 7.4 percentage points from 43.1 percent in the second quarter of 2007. Cost of sales included restructuring charges and non-cash expenses totaling $0.7 million in the second quarter of 2008, $0.7 million in the first quarter of 2008 and $0.8 million in the second quarter of 2007. Second quarter 2008 non-GAAP gross profit margin was 54.0 percent, compared with 51.7 percent in the first quarter of 2008 and up 8 percentage points from 46.0 percent in the second quarter of 2007. Higher GAAP and non-GAAP gross profit margin in the second quarter of 2008 compared with the second quarter of 2007 primarily was the result of continuing improvements in inventory management and lower product costs.
     Second quarter 2008 GAAP operating expenses were $11.6 million, at the low end of management guidance, down 7% from $12.5 million in the first quarter of 2008 and down 40% from $19.4 million in the second quarter of 2007. Second quarter 2008 GAAP operating expenses included a credit to restructuring of $0.2 million and $0.8 million in non-cash expenses; first quarter 2008 GAAP operating expenses included $1.0 million in restructuring charges and $1.0 million in non-cash expenses; and second quarter 2007 GAAP operating expenses included $2.6 million in restructuring charges and $1.5 million in non-cash expenses.
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Pixelworks Reports Second Quarter 2008 Financial Results
July 24, 2008

     Non-GAAP operating expenses were $10.9 million in the second quarter of 2008, up $0.4 million from $10.5 million in the first quarter of 2008 and down $4.4 million from $15.3 million in the second quarter of 2007. The significant year over year decrease in GAAP and non-GAAP operating expenses was a direct result of the Company’s restructuring actions, which are focused on returning Pixelworks to profitability.
     Second quarter 2008 GAAP net loss was $(1.3) million, or $(0.09) per share, compared to net income of $6.1 million, or $0.41 per share in the first quarter of 2008 and net loss of $(7.6) million, or $(0.47) per share in the second quarter of 2007. On a non-GAAP basis, the Company recorded a net loss of $(0.1) million, or $(0.00) per share in the second quarter of 2008, compared to net income of $3.8 million, or $0.25 per share in the first quarter of 2008 and net loss of $(2.7) million, or $(0.17) per share in the second quarter of 2007. Income and loss per share figures in prior periods have been adjusted to reflect the Company’s June 4, 2008 reverse stock split.
     Under its previously announced stock repurchase program, the Company repurchased approximately 76,000 shares during the second quarter of 2008, bringing the total shares repurchased to date under the plan to 1.9 million.
     “Second quarter results came in at the high end of expectations as a result of continued stability in our core projector business. Additionally, incremental benefits from the restructuring actions we have taken over the last several quarters allowed us to generate nearly $3 million cash from operations,” said Bruce Walicek, President and CEO of Pixelworks. “As we enter the second half of the year, our engineering momentum is on track, our new products are being well received by customers and we remain focused on continuing to execute our turnaround plan.”
Business Outlook for Third Quarter 2008
     The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after June 30, 2008 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. The Company does not undertake to publicly update or revise these forward-looking statements even if experience
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Pixelworks Reports Second Quarter 2008 Financial Results
July 24, 2008

or future changes make it clear that any projected results expressed or implied in this release will not be realized.
     The Company expects to record GAAP net income (loss) per share in the third quarter of 2008 of ($0.17) to $0.00 and to record non-GAAP net income (loss) per share of $(0.08) to $0.11, based on the following estimates:
▪	The Company anticipates third quarter revenue of $20 million to $22 million. Revenue is highly dependent on a number of factors including, but not limited to, consumer confidence and spending, seasonality in the consumer electronics market, general economic conditions, the Company’s ability to secure additional design wins, timely customer transition to new product designs, new product introductions, production yields, growth rates in the advanced television, multimedia projector, advanced media processor, and LCD monitor and panel markets, levels of inventory at distributors and customers, and supply of products from third party foundries.

▪	GAAP gross profit margin of approximately 47.5 to 50.5 percent. Non-GAAP gross profit margin of approximately 51.0 to 54.0 percent, which excludes an estimated $0.7 million for the amortization of acquired intangible assets and stock-based compensation. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels and product mix, new product yields, and inventory and warranty reserve changes.

▪	GAAP operating expenses of $10.8 million to $11.8 million and non-GAAP operating expenses of $10.0 million to $11.0 million. Non-GAAP operating expenses exclude approximately $0.8 million in expenses for stock-based compensation and restructuring charges.

▪	Nominal interest and other income, net on both a GAAP and non-GAAP basis.

▪	A tax provision of $300,000 on both a GAAP and non-GAAP basis.
Conference Call Information
     Pixelworks will host a conference call today at 2 p.m. Pacific Time, which can be accessed by calling 617-614-3528 and using passcode 20310902. A Web broadcast of the call can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through midnight on July 29, 2008, and can be accessed by calling 617-801-6888 and using passcode 13045657.
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Pixelworks Reports Second Quarter 2008 Financial Results
July 24, 2008

About Pixelworks, Inc.
     Pixelworks, headquartered in Tualatin, Oregon, is an innovative designer, developer and marketer of video and pixel processing technology semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
     For more information, please visit the Company’s Web site at www.pixelworks.com.
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Note: Pixelworks® and the Pixelworks logo® are trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross profit margins, operating expenses and net income (loss) which exclude a gain on the repurchase of long-term debt, an other-than-temporary impairment of a marketable security, other income, restructuring charges, acquisition-related items and stock-based compensation expense, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on its underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.
Safe Harbor Statement
     This release contains statements, including the statements in Bruce Walicek’s quote and the “Business Outlook for Third Quarter 2008” section above, that are forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the multimedia projector, advanced television, advanced media processor, and LCD panel and monitor markets; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; new product yield rates; supply of products from third party foundries; the success of our products in expanded markets; our efforts to maintain profitability and a positive EBITDA; insufficient, excess or obsolete inventory and variations in inventory valuation; changes in the recoverability of intangible assets and long lived assets; and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings.
     The forward-looking statements we make today, speak as of today, and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent SEC filings for a description of factors that could cause actual results to differ materially from the preliminary results announced.
— Financial Tables Follow —
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Pixelworks Reports Second Quarter 2008 Financial Results
July 24, 2008

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Revenue, net	$20,793	$23,976	$26,896	$44,769	$50,877
Cost of revenue (1)	10,295	12,305	15,294	22,600	29,422

Gross profit	10,498	11,671	11,602	22,169	21,455

Operating expenses:
Research and development (2)	7,193	6,722	9,675	13,915	21,650
Selling, general and administrative (3)	4,491	4,686	7,013	9,177	14,538
Restructuring	(158)	1,008	2,635	850	5,403
Amortization of acquired intangible assets	74	90	90	164	180

Total operating expenses	11,600	12,506	19,413	24,106	41,771

Loss from operations	(1,102)	(835)	(7,811)	(1,937)	(20,316)

Interest income	553	983	1,444	1,536	2,971
Other income	218	—	—	218	—
Interest expense	(419)	(573)	(688)	(992)	(1,345)
Amortization of debt issuance costs	(125)	(146)	(166)	(271)	(331)
Gain on repurchase of long-term debt, net	—	11,557	—	11,557	—
Other-than-temporary impairment of marketable security	—	(6,490)	—	(6,490)	—

Interest and other income, net	227	5,331	590	5,558	1,295

Income (loss) before income taxes	(875)	4,496	(7,221)	3,621	(19,021)

Provision (benefit) for income taxes	375	(1,637)	399	(1,262)	1,021

Net income (loss)	$(1,250)	$6,133	$(7,620)	$4,883	$(20,042)

Net income (loss) per share — basic and diluted	$(0.09)	$0.41	$(0.47)	$0.33	$(1.23)

Weighted average shares outstanding:
Basic	14,577	14,930	16,286	14,753	16,273

Diluted	14,577	16,648	16,286	14,766	16,273

(1) Includes:
Amortization of acquired developed technology	$705	$705	$705	$1,410	$1,410
Stock-based compensation	20	18	28	38	48
Restructuring	—	—	35	—	136
(2) Includes stock-based compensation	449	449	510	898	1,180
(3) Includes stock-based compensation	313	425	916	738	1,949
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Pixelworks Reports Second Quarter 2008 Financial Results
July 24, 2008

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Reconciliation of GAAP gross profit and non-GAAP gross profit

GAAP gross profit	$10,498	$11,671	$11,602	$22,169	$21,455

Amortization of acquired developed technology	705	705	705	1,410	1,410
Stock-based compensation	20	18	28	38	48
Restructuring	—	—	35	—	136

Total reconciling items included in cost of revenue	725	723	768	1,448	1,594

Non-GAAP gross profit	$11,223	$12,394	$12,370	$23,617	$23,049

Non-GAAP gross profit margin	54.0%	51.7%	46.0%	52.8%	45.3%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$11,600	$12,506	$19,413	$24,106	$41,771

Reconciling item included in research and development:
Stock-based compensation	449	449	510	898	1,180
Reconciling item included in selling, general and administrative:
Stock-based compensation	313	425	916	738	1,949
Restructuring	(158)	1,008	2,635	850	5,403
Amortization of acquired intangible assets	74	90	90	164	180

Total reconciling items included in operating expenses	678	1,972	4,151	2,650	8,712

Non-GAAP operating expenses	$10,922	$10,534	$15,262	$21,456	$33,059

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$(1,250)	$6,133	$(7,620)	$4,883	$(20,042)

Reconciling items included in cost of revenue	725	723	768	1,448	1,594
Reconciling items included in operating expenses	678	1,972	4,151	2,650	8,712
Other income	(218)	—	—	(218)	—
Gain on repurchase of long-term debt, net	—	(11,557)	—	(11,557)	—
Other than temporary impairment of marketable security	—	6,490	—	6,490	—
Tax effect of non-GAAP adjustments	—	—	(18)	—	11

Non-GAAP net income (loss)	$(65)	$3,761	$(2,719)	$3,696	$(9,725)

Non-GAAP net income (loss) per share — basic and diluted	$(0.00)	$0.25	$(0.17)	$0.25	$(0.60)

Non-GAAP weighted average shares outstanding
Basic	14,577	14,930	16,286	14,753	16,273

Diluted	14,577	14,943	16,286	14,766	16,273

*	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of a gain on the repurchase of long-term debt, an other-than-temporary impairment of a marketable security, other income, restructuring charges, acquisition-related items and stock-based compensation expense. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.
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Pixelworks Reports Second Quarter 2008 Financial Results
July 24, 2008

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$59,394	$74,572
Short-term marketable securities	14,804	34,581
Accounts receivable, net	6,738	6,223
Inventories, net	6,271	11,265
Prepaid expenses and other current assets	3,862	3,791

Total current assets	91,069	130,432

Long-term marketable securities	7,495	9,804
Property and equipment, net	5,747	6,148
Other assets, net	7,036	6,902
Debt issuance costs, net	1,237	2,260
Acquired intangible assets, net	4,796	6,370

Total assets	$117,380	$161,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,658	$3,992
Accrued liabilities and current portion of long-term liabilities	9,988	13,848
Current portion of income taxes payable	281	232

Total current liabilities	13,927	18,072

Long-term liabilities, net of current portion	1,719	1,236
Income taxes payable, net of current portion	10,524	10,635
Long-term debt	89,752	140,000

Total liabilities	115,922	169,943

Shareholders’ equity (deficit)	1,458	(8,027)

Total liabilities and shareholders’ equity	$117,380	$161,916